Exhibit 10.5.4

TELEFLEX INCORPORATED

2008 Stock Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of ____________ (the “Grant Date”) between TELEFLEX INCORPORATED (the “Company”) and ____________ (referred to herein as “Participant”).  Terms used in this Agreement with initial capital letters without definition are defined in the Teleflex Incorporated 2008 Stock Incentive Plan (the “Plan”) and have the same meaning in this Agreement.

1.        On the Grant Date, the Company hereby grants to Participant a Stock Award of ____________ shares of the Company’s common stock, par value $1.00 per share (the “Shares”), pursuant and subject to the terms of this Agreement and the Plan, a copy of which has been delivered or made available to Participant and is incorporated herein by reference.  The Stock Award is hereinafter referred to as the “Restricted Stock Award.”  The number of Shares and the rights granted by this Agreement are subject to adjustment and modification as provided in the Plan.  Accordingly, the total number of Shares referred to in this Section means, at any relevant time, the number of Shares stated above as such number shall then have been adjusted pursuant to the Plan.  Terms used in this Agreement with initial capital letters without definition are defined in the Plan and have the same meaning in this Agreement.

2.        Subject to the terms of the Plan, the Restricted Stock Award shall become 100% vested on the 3rd anniversary of the Grant Date (the “Vesting Date”), unless Participant has a Termination of Employment prior to such date.  Notwithstanding the foregoing, in the event of a Change of Control prior to both the Vesting Date and Participant’s Termination of Employment, the Restricted Stock Award shall vest in full.

3.        Except as otherwise set forth in the Plan or this Agreement, if Participant’s Termination of Employment occurs before the Vesting Date, (a) the Restricted Stock Award will automatically be forfeited on the date of Participant’s Termination of Employment and Participant shall not be entitled to any further rights in respect thereof, and (b) the Company’s obligation with respect to the Restricted Stock Award shall terminate and be of no further force or effect.  Notwithstanding anything set forth in the Plan or this Agreement to the contrary, for purposes of this award, in the case of a Termination of Employment due to Participant’s death or Disability, the Restricted Stock Award shall become vested in full effective as of the date of such Termination of Employment.

4.        Notwithstanding anything set forth herein or in the Plan to the contrary, Participant (and Participant’s designated beneficiary) shall have no rights as a shareholder of the Company with respect to the Shares until the date the Restricted Stock Award is vested and, therefore, among other things, shall not be entitled to receive any cash dividends paid on the Shares or to any voting rights in respect of the Shares until the Restricted Stock Award is vested and then only to the extent the Restricted Stock Award is vested.

5.        Unless Participant has elected to defer receipt of Shares under the Teleflex Incorporated Deferred Compensation Plan (“Deferred Compensation Plan”), upon the vesting of the Restricted Stock Award, Participant (or Participant’s designated beneficiary in the event of Participant’s death) shall be issued Shares equal to the number of Shares stated in Section 1 hereof multiplied by the percentage of the Restricted Stock Award that is vested.  The Company may elect to have such Shares issued pursuant to an electronic transfer to Participant’s (or Participant’s designated beneficiary in the event of Participant’s death) brokerage account or pursuant to a stock certificate or certificates registered in Participant’s (or Participant’s designated beneficiary in the event of Participant’s death) name representing such Shares. If Participant has elected to defer receipt of Shares under the Deferred Compensation Plan, upon the vesting of the Restricted Stock Award, Shares equal to the number of Shares stated in Section 1 hereof multiplied by the percentage of the Restricted Stock Award that is vested shall be credited to Participant’s account under the Deferred Compensation Plan and shall thereafter be governed by the terms of the Deferred Compensation Plan.

6.        The Restricted Stock Award shall be transferable only at Participant’s death, by the Participant by will or pursuant to the laws of descent and distribution.

7.        This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America.  The parties agree and acknowledge that the laws of the State of Delaware bear a substantial relationship to the parties and/or this Agreement and that the Restricted Stock Award and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Delaware.  In addition, all legal actions or proceedings relating to this Agreement shall be brought exclusively in state or federal courts located in the Commonwealth of Pennsylvania and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts.

8.        The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Administrator.  The parties agree to be bound by the decisions of the Administrator with regard to the interpretation of this

Agreement and with regard to any and all matters set forth in this Agreement.  The Administrator may delegate its functions under this Agreement to an officer of the Company designated by the Administrator.

9.        The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Award grant hereunder and participation in the Plan or future Stock Awards that may be granted under the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of Stock Award grants and the execution of Stock Award agreements through electronic signature.

10.        All notices requests, consents and other communications required or provided hereunder shall be in writing and, if to the Company, shall be delivered or mailed to its principal office, and, if to Participant, shall be delivered either personally or mailed to the address of Participant appearing on the books and records of the Company.

11.        This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.  In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.  This Agreement may not be modified, supplemented or otherwise amended other than pursuant to a written agreement between Company and Participant.

12.        This Agreement is made for the benefit of the Company and any Subsidiary employing the Participant during the term hereof.

13.        This Agreement shall not confer upon Participant any right to continue in the employment of the Company or any Subsidiary.

14.        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

TELEFLEX INCORPORATED

By:
Name:
Title:

Attest:

Name:
Title:

Participant

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